SUNRISE ENERGY RESOURCES, INC.

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 10% SUBORDINATED NOTE DUE JUNE 6, 2009

This 10% Note (hereinafter referred to as “the Note” or “the Notes”) is dated JUNE 6, 2006.

Borrower:    Sunrise Energy Resources, Inc.

Address:     551 Fifth Avenue, Suite 601
     New York, NY  10017

The word “Borrower” means the original Borrower and anyone else who merges with the Borrower or assumes the Borrower’s obligations under this Note.  However, the assumption of the Borrower’s obligations under this Note shall not release the Borrower from such obligations.

Lender:           Millington Solutions Limited

Address:    Suite 401, 302 Regent Street, London W1R 6HH

The Lender may transfer all or any part of this Note with written notice to the Borrower of the transfer, including the name, address of the transferee and the amount of the Note transferred.  The Borrower may treat the Lender as the owner of this Note until the Borrower receives a written notice of a transfer of all or part of this Note to another Lender.  The word “Lender” shall mean the original Lender and anyone else to whom this Note is transferred.

1.           Promise to Pay.  In return for a loan in  the amount of US$2,000, 000 (Two million US dollars) that is received from the original Lender, the Borrower promises to pay to the Lender US$2,000,000 (Two million US dollars) (hereinafter referred to as “the Principal”), plus accrued interest at a rate of 10% (ten percent) per annum.  The proceeds of the Note may be received from the Lender in tranches. The Borrower will repay the entire principal 3 (three) years from the date of each tranche, unless the Lender demands earlier payment under “Lender’s Right of Acceleration” below or the parties agree to extend the due date.  The Borrower may make earlier principal payments.

2.           Interest Payments.  The Borrower will make annual interest payments to the Lender in calculated at the rate of 10% annualized and accrued from the date of the receipt of each tranche hereunder. The interest shall be payable on March 31, June 30, September 30 and December 31 beginning on March 31, 2007.  However, if an interest payment is due on a Saturday, Sunday or legal holiday, then the Borrower shall make the interest payment the next day. The Borrower may at its sole discretion defer the payments of interest until the earlier of maturity or conversion of each tranche. Any deferred accrued interest shall be added to the outstanding Principal balance on the interest payment date.

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3.            Lender’s Right of Acceleration.  The Lender has the right, referred to as “the Lender’s Right of Acceleration”, to declare the entire unpaid principal and interest under this Note due immediately for any of the following reasons:

(a)	If the Borrower fails to make any payment or principal or interest within fifteen days after its due date.
(b)	If the Borrower fails to keep any other covenant made in this Note within thirty days after written notice from the Lender.
(c)
If one or more judgments is entered against the Borrower which exceed, in the aggregate, $100,000 if the Borrower does not pay such judgments or arrange for their enforcement to be postponed no later than within thirty days after the judgments have been entered.

(d)	If bankruptcy, receivership, or insolvency proceedings are started by or against the Borrower, or if the Borrower dissolves, liquidates or otherwise winds up its business.

4.           Agreement of Subordination.  The Lender’s rights to receive payments of principal, interest and fees under this Note is subordinated to the prior payment of all loans or other extensions of credit made to the Borrower by any bank, savings and loan association, finance company, insurance company or any similar financial institution (such loans and extensions of credit, together with any interest or fees payable on or in connection with such loans and extensions of credit, are from now on called “Senior Indebtedness”) on the following types:

(a)
The Lender shall not be entitled to receive any principal, interest or fee payments, and the Borrower shall not make such payments, unless, at the time of such payment (i) the Borrower shall have paid all amounts due at such time under any Senior Indebtedness, and (ii) the Borrower shall not be in default under the terms of any Senior Indebtedness and payment of the amount due under this Note would not result in a default under any Senior Indebtedness.  The word “default” includes defaults declared by holders of any Senior Indebtedness and any conditions, event or act which, with notice or the passage of time, would result in a default under any Senior Indebtedness.

(b)
If bankruptcy, receivership, or insolvency proceedings by or against the Borrower or its property occurs, or if the Borrower dissolves, liquidates its assets or otherwise winds up its business, the Borrower shall pay all outstanding Senior Indebtedness before making any payment of principal, interest or fees due under this Note.  Any payments or distributions (including distributions of the Borrower’s non-cash assets or securities that would otherwise be made to the Lender will first be paid on account of all outstanding Senior Indebtedness.

(c)	If the Lender demands early payment of this Note for any reason, the Borrower shall first pay all outstanding Senior Indebtedness before making any payments under this note.
(d)
If the Lender receives any payment which is not entitled under this Note, the Lender shall hold such payment for the benefit of the holder of Senior Indebtedness and deliver such payment or distribution to the holders of Senior Indebtedness or their representatives for payment on account of all outstanding Senior Indebtedness.

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(e)	After the Senior Indebtedness has been paid in full, the Lender shall be entitled to the rights of Senior Indebtedness to receive payments until all amounts due under this Note are paid in full

5.            Notices.  All notices under this Note must be in writing.  They may be given by (a) personal delivery, or (b) certified mail, return receipt requested.  Each Party mush accept and claim the notices given by the other.  Notices shall be addressed to the other party at the address written at the beginning of this Note, or, if the notice is to a Lender to whom this Note was transferred, the address stated in the notice to the Borrower of such transfer.  Either party may notify the other of a change of address.

6.             Conversion of Convertible Notes.

6.1.
Right to convert.  Subject to and upon compliance with the provisions of this Section 6, at the option of the holder of any Notes, such Notes, or any portion of the principal amount thereof, may at any time at or before the close of business on the maturity date of such Notes be converted at 100% or so much of the principal amount of such Notes as are so converted into Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the date of the conversion.

6.2.
Manner of Exercise of Conversion Privilege.  In order to exercise the conversion privilege, the holder shall surrender this Note to the Company at any time during usual business hours at its principal office in New York City, accompanied by a written notice to the Company at such office or agency that the holder elects to convert this Note or a specified portion thereof and stating the name or names (together with the address) in which the certificate or certificates for shares of Common Stock which shall be issued upon conversion.  All Notes surrendered for conversion shall (if so required by the Company) be accompanied by proper assignments thereof to the Company or be blank.  As promptly as practicable after the receipt of such notice and the surrender of this Note as aforesaid the Company shall issue and deliver to the holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provision of this Article and cash, as provided in Subsection 3, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.  Such conversion shall be deemed to have been effected at the close of business on the Date of Conversion, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and the Note surrendered shall not be deemed to have been converted until such time for all purposes, but such conversion shall be at the conversion price in effect at the close of business on the date of such surrender.  Anything contained in this Section 6.2 to the contrary notwithstanding, the Company shall not be obligated to effect the transfer of any Conversion Shares upon conversion of any portion of any Notes or cause any Conversion Shares upon conversion of any Notes to be registered in any name or names other than the name of the holder of the Notes, converted or to be converted (or such holder’s nominee or nominees) unless such holder delivers to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with applicable securities laws.

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In case any Note is surrendered for conversion for only a portion of the principal amount thereof, the Company shall execute and deliver to the holder of such Note, at the expense of the Company, a new Note in the denomination or denominations ($1,000 and integral multiples thereof, plus one Note in a lesser denomination, if required) as such holder may request in an aggregate principal amount equal to the unconverted portion of the Note so surrendered.

6.3.
Fractions of Share.  The Company shall not be required to issue fractions of a share or scrip representing fractional shares of Common Stock upon conversion of the Note.  If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the conversion of any Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction, equal to the value of such fraction based on the then Conversion Price.

6.4.	Conversion Price.

(i)	The price at which shares of Common Stock shall be delivered upon conversion (herein called the Conversion Price) shall initially be US$2.20 (Two US dollars and two cents) per share of Common Stock.
(ii)	Each US$1000 Note Unit shall be convertible into 454 shares of the Borrower’s common stock.
(iii)	The Conversion Price in effect or to be in effect at any time shall be subject to adjustment from time to time as provided in subsection 6.5.

6.5
Adjustment of Conversion Price and Number of Shares of Common Stock Issuable upon Conversion of the Notes.  Upon each adjustment of the Conversion Price, the Note Holders shall thereafter be entitled to purchase, at the conversion price resulting from such adjustment, the number of shares obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

The Conversion Price shall be subject to adjustment from time to time as follows:

A.  In case the Company at any time or from time to time after the date hereof (I) issues or sells any additional shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issue or sale of such additional shares, or without consideration, or (II) pay or make a dividend (other than in cash payable from retained earnings or earned surplus) or other distribution on Common Stock, then and thereafter successively upon each such issue, sale, dividend or other distribution, the Conversion Price for each share of Common Stock in effect immediately prior to such issue, sale, dividend or other distribution shall forthwith be reduced to a price (calculated to the nearest full cent) equal to the quotient obtained by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue sale, dividend or other distribution multiplied by such Conversion Price in effect immediately prior to such issue, sale, dividend or other distribution, plus (b) in the case of such an issue or sale, the consideration, if any, received by the Company upon such issue or sale, or minus (c) in the case of such a dividend or other distribution, the amount of such dividend or other distribution, by (ii) the total number of shares of Common Stock outstanding immediately after such issue, sale, dividend or other distribution.

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The Company shall not be required to make any adjustment of the Conversion Price if the amount of such adjustment shall be less than $0.001 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with any adjustment so carried forward, shall amount to not less than $0.001 per share.

For the purpose of any adjustment as provided in this subsection A, the following provisions shall also be applicable:

(i)           In case of the issue of additional shares of Common Stock for cash, the consideration received by the Company therefore shall be deemed to be the cash proceeds received by the Company for such shares, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

(ii)           In case at any time the Company shall grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities,

(iii)           In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(iv)           In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company.

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(v)           In the event of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety for stock or other securities of any corporation, or the merger of any other corporation into the Company as a result of which the holders of shares of Common Stock of the Company shall be deemed to have become the holders of, or shall become entitled to, stock or other securities of any corporation other than the Company, the Company shall be deemed to have issued a number of shares of its Common Stock for such stock or securities computed on the basis of the exchange ratio actually applied in the transaction and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.  If such determination shall cause an adjustment in the Conversion Price, the determination of the number of shares of Common Stock issuable upon the conversion of any Convertible Note immediately prior to such consolidation, merger or sale for the purpose of subsection (iii) of this subsection 6.5 shall be made after giving effect to such adjustment of the Conversion Price.

(vi)           In case of the payment or making of a dividend or other distribution on Common Stock in property (other than in shares of Common Stock and securities convertible into or exchangeable for shares for Common Stock, but including all other securities) such dividend or other distribution shall be deemed to have been paid or make at the close of business at the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be the amount of cash and, if in property other than cash, shall be deemed to be the value of such property as determined in good faith by the Board of Directors of the Company at the time of the declaration of such dividend or other distribution.

(vii)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue of sale of Common Stock.

B.  Anything to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in any of the following events:

(i)           The issue of the Convertible Notes of which this note is a part;

(ii)           The issue of shares of Common Stock upon the conversion from time to time of the Notes;

(iii)           The issue of not more than 1,000,000 shares of Common Stock upon the exercise of options granted under the Company’s Employee’s Qualified Stock Option Plan;

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(iv)           The issue of non-qualified stock options (and the issuance of shares upon the exercise thereof) by the Company to its officers and employees for not exceeding an aggregate of 1,000,000 shares of Common Stock;

(v)           Such additional shares as may be issuable upon the exercise of such options by reason of stock dividends, stock splits, and other changes in the capitalization of the Company; and

C.  In case at any time the Company’s shares shall be combined into a small number of shares, the conversion price in effect immediately prior to such combination shall remain unchanged.

D.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock (or any other securities of the Company then issuable upon the conversion of this Note) shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (or such other securities) then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Convertible Note and in lieu of the shares of the Common Stock (or other securities) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as my be issued or payable with respect to or in exchange for a number of shares of such Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, had such reorganization, reclassification, consolidation , merger or sale not taken place, and in any case appropriate provision shall be made with respect to the rights and interest of the holder of this Convertible Note to the end that the provisions hereof (including without limitation provisions fro adjustments of the conversion price and of the number of shares purchasable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof (including an immediate adjustment, by reason of such consolidation, merger or sale, of the conversion price, to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the conversion price in effect immediately prior to such consolidation, merger or sale).  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such holder may be entitled to purchase.  The successor corporation shall be deemed substituted for the Company for all purposes of this Agreement and the Convertible Notes.

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The provisions of subsection D governing the substitution of another corporation for the Company shall similarly apply to successive instances in which the corporation then deemed to be the Company hereunder shall either sell all or substantially all of its properties and assets to any other corporation or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders of any of its tock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Company hereunder.

6.6
Notice of Conversion Price.  Upon any adjustment of the conversion price, than and in each such case the Company shall give written notice thereof, to the holder thereof, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The Company will, within 90 days after the end of each of its fiscal years, and at such other times as the Holder may reasonably request, mail to the holder of each Convertible Note at the address of such holder shown on the books of the Company a certificate of the independent public accountants for the Company specifying the Conversion Price in effect as the end of such fiscal year and the number of shares of Common Stock, or the kind and amount of any securities or property other than Common Stock or both, issuable upon the conversion of the Convertible Notes.

6.7	Notice of Distributions, Rights of Reorganization, Etc. In case at any time:

(1)           the Company pays any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividend) to the holders of its Common Stock;

(2)           the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3)           there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company, or sale of all or substantially all of its assets to, another corporation; or

(4)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of said cases, the Company shall give written notice, to the holder of this Convertible Note, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the dates as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Such written notice shall be given at least 20 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

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6.8
Taxes on Conversion.  The issue of stock certificates on conversion of the Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any certificate in respect to such stock unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

6.9
Company to Reserve Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes.  If any shares of Common Stock, reserved or to be reserved, for such purposes, required registration under any Federal or state law before such shares may be validly issued to the holder, the Company covenants that it will in good faith and as expeditiously as possibly endeavor to secure such registration or approval, as the case may be.

The Company will not take any action which would cause the conversion price to be below the then par value, if any, per share of the Common Stock, or in the case of no-par stock, below the amount for which such shares may be issued as fully paid and nonassesable.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

6.10
No Rights as Stockholders.  Prior to the conversion of any Note, the holder of such Note shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

7. Representations and Warranties of Corporation

7.1
The Сompany represents that it is a corporation duly organized, validly existing under the laws of the State of Delaware. The Company is authorized to issue the Notes subscribed to by this instrument.  Upon payment for the Notes, the original Lender shall be the owner of duly and validly issued Notes. Delivery of the Note Certificates to the original Lender shall mean transfer to the Original Lender the title and the right to sell the Notes, the rights to receive interest and principal payments, rights to convert the Notes into Common Stock, as well as other rights as envisaged by the Articles of the Corporation and the US laws.

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8. Representations and Warranties of the  Lender

8.1
Lender’s Organization. The Lender is duly organized, validly existing, and in good standing, operating pursuant to the laws of the United Kingdom, and has all requisite corporate power and authority to carry on its business as currently conducted.  The Lender is also empowered and authorized to purchase the Notes for which it is subscribing.

8.2
Private Sale. The Lender understands that this is a private offering.  The Notes have not been registered under the Act and are being acquired by the Lender for investment.  The Lender understands that it may not sell the Notes without compliance with the Act, applicable portions of which are explained below.

8.3
Compliance with Securities Act of 1933. The Lender understands that the Notes it is acquiring are sold in reliance upon an exemption from such registration requirements afforded by Regulation S, governing the offer and sale of securities that occur outside the U.S.  Regulation S provides that Notes, sold pursuant to the exemption provided by that Regulation, within one (1)  year after completion of Notes purchasing under this Contract (hereinafter referred to as the “Restricted Period”), must not be sold without any solicitation or other efforts to sell the Notes or any re-sale into the United States.

9.  No U.S. Distribution.

9.1	Lender is not a US Person. The Lender represents that is not a U.S. person as defined in Regulation S, promulgated under the Act. The Lender may be a “distributor” as defined in Regulation S.

9.2
No Solicitations or Sales to US Person.. The Lender acknowledges that the Notes cannot be sold in the United States as part of a United States "distribution" (as such term is defined in the federal securities laws of the United States).  The Lender has not offered the Notes to any person in the United States or to any U.S. Person as that term is defined in Regulation S.  The Lender has no reason to believe that the purchase of the Notes has been pre-arranged with a Lender in the United States.  The Lender has not engaged in any "directed selling efforts" (as that term is defined in Regulation S) to re-sell the Notes into the United States or to US Persons; nor has the Lender conducted any general solicitation to sell the Shares to persons residing within the United States or to U.S. Persons.  The Lender agrees that to the extent that it is a distributor, all offers and sales of the securities prior to the expiration of the registration period shall be made only in accordance with the provision of Rule 903 and Rule 904 under Regulation S; pursuant to registration of the shares under the Act, or pursuant to an exemption from the registration requirements of the Act.

10. Restrictive Period Conditions

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10.1.
Any transfer of the Notes resulting in violating the terns of this Agreement shall be void. All and any Note transfers by the secretary of the Corporation or by its transfer agent with making notes in the Securities Transfer Register of the Corporation shall be carried out only in compliance with the provisions of this Agreement.

10.2.
During the Restricted Period the Corporation will: refrain from publishing or disseminating any material in connection with the offering of the Notes in the United States;  ensure that all Offering Restrictions as defined in Regulation S applicable to the sale of Notes pursuant to this Contract are thoroughly complied with and satisfied; and refrain from engaging, and insure that none of its branches or affiliates will engage, in any Directed Selling Efforts as defined in Regulation S with respect to the Notes.

10.3
Lender's Investigation. The Lender has been given a reasonable opportunity to ask questions of and receive answers from the Corporation concerning the Corporation and the Notes for which it is subscribing. The Lender has such knowledge and expertise in financial and business matters that the Lender is capable of evaluating the merits and risks involved in an investment in the Notes. The Lender shall not rely on any received information apart from that, which is given in this Contract, as well as on the information, resulting from any independent study of the Corporation conducted by the Lender.

Agreed and executed on this date by the Borrower and the Lender.

Borrower:    Sunrise Energy Resources, Inc.

s/ Konstantin Tsiryulnikov
Konstantin Tsiryulnikov
Chief Executive Officer

Lender:        Millington Solutions Limited

s/ Millington Solutions Limited
Evgeniy Kozlov
Director

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